                                                                    Exhibit 10.6

                                                                  EXECUTION COPY


SHAREHOLDERS' AGREEMENT


between


PYRAMID FREIGHT (PROPRIETARY) LIMITED


and


THE TRUSTEES FOR THE TIME BEING OF THE UTi EMPOWERMENT TRUST


and


UTi SOUTH AFRICA (PROPRIETARY) LIMITED


                                     ------------------------------------------
                                                                             LT

                                TABLE OF CONTENTS

1.         Definitions and interpretation                                                    4
2.         Introduction                                                                      7
3.         Effective Date                                                                    7
4.         Characteristics of the Company                                                    7
5.         Financing                                                                         8
6.         The Board and Board meetings                                                      9
6.1          management to vest in Board                                                     9
6.2          composition of Board                                                            9
6.3          removal of directors                                                           10
6.4          alternate director                                                             10
6.5          vote of directors                                                              10
6.6          managing director                                                              10
6.7          chairman                                                                       11
6.8          matters of appointment and removal                                             11
6.9          right to call Board meeting                                                    11
6.10         quorum                                                                         11
6.11         notice of meetings                                                             11
6.12         frequency of meetings                                                          12
6.13         venue of meetings                                                              12
6.14         written resolutions                                                            12
6.15         minutes                                                                        12
6.16         conflicts of interest                                                          13
6.17         executive committee                                                            13
7.         Shareholders' meetings                                                           14
7.1          quorum                                                                         14
7.2          resolutions in writing                                                         14
8.         Minority protection provisions                                                   15
9.         Dividend policy                                                                  15
10.        Insurance                                                                        16
11.        Rights of pre-emption                                                            16
12.        Compulsory offers for sale                                                       19
13.        The purchase price and transfer of shares                                        20
14.        Change in empowerment charter and/or legislation                                 21
15.        Restraint                                                                        24
16.        Admission of new members                                                         26
17.        Financial information                                                            26
18.        Guarantees, suretyships and indemnities                                          27
19.        Support                                                                          27
20.        Conflict with articles of association                                            27
21.        Confidentiality                                                                  28
22.        Arbitration                                                                      28
22.2         identity of arbitrator                                                         29
22.3         venue                                                                          30
22.4         procedures                                                                     30
22.6         costs and expenses                                                             31
22.7         final and binding effect                                                       31
22.8         consent                                                                        31
22.9         severability                                                                   31
22.10        injunctive relief                                                              31
23.        Miscellaneous matters                                                            32
23.1         addresses and notices                                                          32
23.2         entire contract                                                                33



                                       2.

23.3         no representations                                                             33
23.4         variation, cancellation and waiver                                             33
23.5         indulgences                                                                    33
23.6         cession                                                                        34
23.7         applicable law                                                                 34
23.8         costs                                                                          34
23.9         severance                                                                      34
23.10        co-operation                                                                   34
23.11        no partnership or agency                                                       34
23.12        counterparts                                                                   35



                                       3.

1. DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following words and phrases shall, unless the contrary intention appears, have the following meanings:

1.1.1    "AFFILIATE"                    - in relation to any company means that
                                          company's subsidiary or holding
                                          company, or a subsidiary of that
                                          company's holding company, and in
                                          relation to a trust means any other
                                          trust with the same beneficiaries and
                                          same objects as the Empowerment Trust
                                          and/or the entire interest in which is
                                          held and beneficially owned by the
                                          Empowerment Trust;

1.1.2    "THIS AGREEMENT"               - means this Agreement and includes the
                                          schedules and annexures to this
                                          Agreement, if any;

1.1.3    "THE BOARD"                    - means the board of directors for the
                                          time being of the Company;

1.1.4    "THE BUSINESS"                 - means the business carried on by the
                                          business divisions acquired or to be
                                          acquired by the Company from Pyramid
                                          Freight in terms of a sale of business
                                          agreement entered into or to be
                                          entered into between the Company and
                                          Pyramid Freight, namely the UTi
                                          International Division, Sun Couriers
                                          Division, Mounties Division and the
                                          RDS Division and such other business
                                          as the Company may carry on from time
                                          to time;

1.1.5    "BUSINESS DAY"                 - means any day other than a Saturday,
                                          Sunday or statutory public holiday in
                                          the Republic of South Africa;


                                       4.

1.1.6    "THE COMPANIES ACT"            - means the Companies Act, 61 of 1973,
                                          as amended;

1.1.7    "THE COMPANY"                  - means UTi South Africa (Proprietary)
                                          Limited, a private company with
                                          limited liability registered and
                                          incorporated in accordance with the
                                          laws of the Republic of South Africa
                                          under registration number:
                                          2004/015747/07;

1.1.8    "DATE OF SIGNATURE"            - means the date on which this Agreement
                                          is signed by all parties, and if
                                          signed on different dates, then the
                                          last of those dates;

1.1.9    "EFFECTIVE DATE"               - means 1 August 2004;

1.1.10   "EMPOWERMENT TRUST"            - means the UTi Empowerment Trust, a
                                          trust registered in South Africa under
                                          Master's reference number IT 6457/04;

1.1.11   "PYRAMID FREIGHT"              - means Pyramid Freight (Proprietary)
                                          Limited, a company with limited
                                          liability registered and incorporated
                                          in the British Virgin Islands and
                                          registered as an external company in
                                          accordance with the laws of the
                                          Republic of South Africa under
                                          registration number 1987/003687/10;

1.1.12   "RAND" and "R"                 - means the lawful currency of the
                                          Republic of South Africa;

1.1.13   "SALE EVENT"                   - means any of the following:


                                       5.

1.1.13.1 if a Shareholder is placed under judicial management or a winding-up order, whether voluntarily or compulsorily, provisionally or finally and in relation to a Shareholder which is a trust shall include a procedure equivalent to the above including the termination or dissolution of the trust; or

1.1.13.2 if a Shareholder commits a breach of a material provision of this Agreement and fails to remedy that breach within 30 days of written notice calling on it to do so;

1.1.14   "THE SHAREHOLDERS"             - means the shareholders for the time
                                          being of the Company.

1.2 In this Agreement, except to the extent that the context otherwise requires or as otherwise expressly stipulated:

1.2.1 words referring to one gender shall include a reference to the other genders;

1.2.2    words importing the singular shall include the plural and vice versa;

1.2.3    a reference to:

1.2.3.1 a "subsidiary" or "holding company" shall be construed in accordance with section 1 of the Companies Act as in force at the date of this Agreement;

1.2.3.2 a "person" includes a reference to a body corporate, a trust, an unincorporated association or a partnership and that person's legal personal representatives and successors;


                                       6.

1.2.4 where any payment falls due or any other obligation falls to be performed on a day which is not a Business Day, then such payment shall be made or such obligation performed on the next succeeding Business Day.

2. INTRODUCTION

   Pyramid Freight and Empowerment Trust are or are about to become shareholders in the Company and wish to enter into this Agreement to regulate their relationship with one another and with the Company on the terms and conditions set out below.

3. EFFECTIVE DATE

   Notwithstanding the Date of Signature, this Agreement shall be deemed to have commenced on the Effective Date.

4. CHARACTERISTICS OF THE COMPANY

4.1 The authorised share capital of the Company at the Effective Date was and at the Date of Signature is R1 000 divided into 1 000 ordinary shares with a par value of R1.00 each.

4.2 The issued share capital of the Company at the Date of Signature is R100 divided into 100 ordinary shares with a par value of R1.00 each, and will be held by the Shareholders as follows.

NAME OF SHAREHOLDER                   NUMBER OF SHARES                   PERCENTAGE SHAREHOLDING
-------------------                   ----------------                   ------------------------
Pyramid Freight                       75                                 75%
Empowerment Trust                     25                                 25%
TOTAL                                 100                                100%

4.3 The Company shall conduct its accounting in accordance with South African Generally Accepted Accounting Practice ("GAAP").

4.4 The financial year of the Company currently ends on 31 January each year.


                                       7.

4.5      The current auditors of the Company are Deloitte & Touche.

4.6 The parties will procure that the initial bankers of the Company are Nedbank Limited.

4.7      The registered address of the Company is 2 Protea Road (cnr North Reef
         Road), Bedfordview, 2007.

5. FINANCING

5.1 It is recorded that Pyramid Freight has lent or is about to lend an amount of R680 000 000 to the Company, which amount has been or will be utilised by the Company in payment of the purchase price for the business divisions acquired by the Company from Pyramid Freight in terms of a sale of business agreement entered into or to be entered into between Pyramid Freight and the Company. The terms of repayment and the interest rate of the loan are set out in the loan agreement entered into or to be entered into between Pyramid Freight and the Company. The repayment of this loan shall take preference to the repayment of any other loans by the Shareholders to the Company.

5.2 The Shareholders shall each use their reasonable endeavours to procure that the financial requirements of the Company are met as far as is practicable from its own resources or by borrowings from banks and other similar sources on the most favourable terms reasonably obtainable as to interest, repayment and security, but without allowing any prospective lender a right to participate in the equity share capital of the Company as a condition of any loan.

5.3 The Company shall notify the Shareholders of any amount which is from time to time required by the Company and which is not, or is unlikely to become, available from its own resources or from borrowings or other sources pursuant to clause 5.2 and shall supply to any Shareholder such information as that Shareholder may reasonably request to satisfy itself that the amount so notified is required and will not otherwise be available. If the Shareholders unanimously agree to provide additional funds, such additional funds shall be provided by the Shareholders as loans in proportion to their respective shareholdings in the Company.


                                       8.

5.4 Subject to 5.1, the Shareholders' loan accounts against the Company, if any, shall, unless the Shareholders agree thereto in writing -

5.4.1 bear interest at a rate agreed to with the Company at the date of granting the loan;

5.4.2 be repaid by the Company to each Shareholder upon a Board resolution to make such repayment;

5.4.3 be repaid in the proportion that each Shareholder's loan account balance bears to the sum of all Shareholders' loan accounts; and

5.4.4 be subordinated to the extent necessary and acceptable to the Shareholders in order to enable the Company to obtain funding from any third party creditor.

5.5 All claims on loan account against the Company shall immediately become due and payable in any of the following events -

5.5.1 the Company being placed in liquidation or under judicial management, whether provisionally or finally, and whether compulsorily or voluntarily;

5.5.2 a submission by the Company of a compromise or similar offer to its creditors generally;

5.5.3 the assets of the Company being attached in execution and remaining attached for a period of not less than 15 days.

6. THE BOARD AND BOARD MEETINGS

6.1      MANAGEMENT TO VEST IN BOARD

         Subject to the provisions of this Agreement, the management of the Business and affairs of the Company shall vest in its Board.

6.2      COMPOSITION OF BOARD

         The Shareholders agree to procure (and undertake to exercise their rights as shareholders, whether directly or indirectly, of the Company to procure) that the Board will comprise of 6 directors of whom:


                                       9.

6.2.1 Pyramid Freight (for so long as it is a Shareholder) shall be entitled, but not obliged, to appoint 4 directors;

6.2.2 Empowerment Trust (for so long as it is a Shareholder) shall be entitled, but not obliged, to appoint 1 director; and

6.2.3 the Shareholders shall appoint 1 independent director. It is agreed that a person shall be regarded as being independent of Pyramid Freight or the Empowerment Trust, as the case may be, if that person is not a director, trustee, officer or employee of Pyramid Freight or the Empowerment Trust.

6.3      REMOVAL OF DIRECTORS

         Each Shareholder shall be entitled to remove any person appointed by it as a director and to appoint any other person in the stead of any person so removed or who for any other reason fails to take up or remain in office. A Shareholder removing a director nominated by it will be responsible for and shall indemnify the other Shareholder and the Company against any claim by such director for wrongful or unfair dismissal or redundancy or any other compensation arising out of such removal or loss of office.

6.4      ALTERNATE DIRECTOR

         Each director shall be entitled to appoint (or remove, if he so desires) an alternate director and the Shareholders undertake to vote (and to procure that their nominees and appointees vote) in favour of the appointment (or removal) of the alternate director.

6.5      VOTE OF DIRECTORS

         Each director appointed shall have one vote at any meeting of the Board.

6.6      MANAGING DIRECTOR

         The Managing Director shall be appointed by Pyramid Freight from one of its nominees to the Board and shall not have a casting vote.


                                      10.

6.7      CHAIRMAN

         The Board shall appoint a chairman of the Company from one of the Pyramid Freight nominees to the Board. The chairman shall not have a casting vote.

6.8      MATTERS OF APPOINTMENT AND REMOVAL

         Any appointment, removal or replacement of directors pursuant to this Agreement shall be in writing to the Company and shall be operative as soon as such notice is received at the Company's registered address.

6.9      RIGHT TO CALL BOARD MEETING

         Any director of the Company may call a meeting of the Board by giving the required notice.

6.10     QUORUM

6.10.1 A quorum at meetings of the Board shall be four directors present at the commencement and for the duration of the meeting provided that one shall be a director (or his alternate) appointed by Pyramid Freight.

6.10.2 If no quorum is present at a meeting of the Board within 30 minutes from the specified time, the meeting will be adjourned to a date seven days later, at the same time and venue, or if that date is not a Business Day, then to the next succeeding Business Day. If at such adjourned meeting a quorum is not present within 30 minutes from the time of that meeting, the directors present will be deemed to constitute a quorum.

6.11     NOTICE OF MEETINGS

6.11.1 The notice period for convening a meeting of the Board will be 14 days, unless otherwise agreed by the directors; provided that in cases of urgency the notice period will be 48 hours.

6.11.2 Notice of all meetings of the Board will be given to all directors and their alternates at their respective addresses notified to the Company from time to time in writing. The notice shall contain an agenda, specifying in reasonable detail the matters to be discussed at the Board meeting and the agenda shall be accompanied by any relevant papers for discussion.


                                      11.

6.11.3 Provided proper notice of the meeting and the means by which the meeting shall be conducted as contemplated in this Agreement have been given or waived, meetings of the Board may be held by means of such telephone, electronic or other communication facility as permits all persons participating in the meeting to communicate with each other simultaneously and instantaneously, provided that any director may insist that any meeting be held at which all directors are able to be present.

6.12     FREQUENCY OF MEETINGS

         Board meetings will be held quarterly, or more frequently as is necessary for the efficient conduct of the Business.

6.13     VENUE OF MEETINGS

         The venue of Board meetings shall be the registered address of the Company or such other venue as the directors may agree to in writing.

6.14     WRITTEN RESOLUTIONS

         A resolution in writing signed by all the directors of the Company, which resolution is incorporated into the directors' minute book, shall be as valid and effective for all purposes as a resolution passed by the directors of the Company at a meeting duly convened, held and constituted. Any such resolution may consist of several documents in like form, each signed by at least one of the directors. Unless the contrary is stated therein, any such resolution shall be deemed to have been passed on the date on which it was signed by the director last signing it. A fax of a director's or an alternate's signed resolution shall be acceptable evidence that such resolution has been signed by the director whose signature appears on the fax.

6.15     MINUTES

         Minutes of Board meetings will be circularised to all members of the Board within a reasonable time after the conclusion of each meeting and shall be tabled for approval at the next following Board meeting.


                                      12.

6.16     CONFLICTS OF INTEREST

         If any person appointed as a director of the Company is a director of a competitive business to that carried on by the Company from time to time, any resolution to be considered by the directors in which such person could have a conflict of interest by reason of his directorship of the competing company, shall not be dealt with by the directors but shall be submitted to the Shareholders for consideration.

6.17     EXECUTIVE COMMITTEE

6.17.1 The Board may delegate any of their powers to an executive committee consisting of such member or members of their body as they think fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any rules that may be imposed on it by the Board.

6.17.2 The committee may elect a chairman of its meetings, provided that such person shall be elected from one of the nominees of Pyramid Freight.

6.17.3 A quorum at meetings of the executive committee shall be two members present at the commencement and for the duration of the meeting provided that one shall be a member (or his alternate) appointed by Pyramid Freight. If no quorum is present at a meeting of the committee within 30 minutes from the specified time, the meeting will be adjourned to a date seven days later, at the same time and venue, or if that date is not a Business Day, then to the next succeeding Business Day. If at such adjourned meeting a quorum is not present within 30 minutes from the time of that meeting, the members present will be deemed to constitute a quorum.

6.17.4 Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the event of an equality of votes the chairman shall not have a second or casting vote.

6.17.5 The provisions of clauses 6.9 and 6.11 to 6.15 shall apply to meetings of the executive committee mutatis mutandis.


                                      13.

7. SHAREHOLDERS' MEETINGS

7.1      QUORUM

7.1.1 A quorum at meetings of the Shareholders shall be all Shareholders, present personally or by proxy.

7.1.2 At a meeting of the Shareholders each Shareholder shall have one vote per share then held by that Shareholder.

7.1.3 If no quorum is present at any meeting of Shareholders within 30 minutes of the time of the meeting (or such longer period as those present may agree), the meeting shall be adjourned to a day not later than seven days at the same time and venue, or if that day is not a Business Day then to the next succeeding Business Day. Written notice of such adjournment specifying the business to be dealt with at the adjourned meeting of Shareholders shall be given forthwith to the Shareholders.

7.1.4 If at the adjourned meeting a quorum is not present within 30 minutes of the time of that meeting (or such longer period as those present may agree), the Shareholders present or represented shall constitute a quorum.

7.2      RESOLUTIONS IN WRITING

         Subject to the provisions of the Companies Act in relation to special resolutions, a resolution in writing circulated to all the Shareholders and signed by all of them shall be as valid and effective as if such resolution had been passed at a Shareholders' meeting duly convened and held. Any such resolution may consist of several documents in like form, each signed by at least one of the Shareholders. Unless the contrary is stated therein, any such resolution shall be deemed to have been passed on the date of the signature by the Shareholder last signing such resolution. A facsimile copy of the resolution signed by a Shareholder shall be acceptable evidence that such resolution has been signed by the Shareholder whose signature appears on that facsimile; provided always that such Shareholder shall have signed the original copy of the resolution and such original copy shall be retained in the records of the Company as specified in the Companies Act. Should a written resolution circulated to all Shareholders not be signed by all the


                                      14.

         Shareholders, such resolution shall be of no force or effect and the matter or matters which are the subject of such written resolution shall be referred to a Shareholders' meeting for consideration.

8. MINORITY PROTECTION PROVISIONS

   The Shareholders and the Board shall procure (insofar as they are able by the exercise of all voting rights and powers of control available to them) that no decision shall be taken in respect of any of the following matters in relation to the Company, or, if taken, shall not be implemented unless such decision, if taken at a meeting of the Shareholders, is approved by all the Shareholders, or if taken at a meeting of the Board, is approved by all the directors present at the meeting provided that at least one shall be a director (or his alternate) appointed by Pyramid Freight (and any decision taken contrary to the provisions set out above shall be invalid):

8.1.1       any material change of the nature of the Business of the Company;

8.1.2 the disposal of the whole or substantially the whole of the Business of the Company;

8.1.3       the voluntary winding-up of the Company;

8.1.4 the conclusion of any non-arms' length transaction with a Shareholder or an Affiliate of a Shareholder;

8.1.5 the admission of any new shareholders to the Company (except as provided for elsewhere in this agreement).

9. DIVIDEND POLICY

9.1 The Board shall meet as soon as possible after the Company's annual financial statements have been prepared and in compliance with prudent financial management, and taking into account working capital requirements, banking covenants, operational requirements, the Company's annual business plan and the Company's cash commitments and obligations and provided further that the Company does not borrow funds in excess of its funding policy and gearing ratio from time to time to enable it to pay the dividend recommend to the Shareholders, that the Company declare and pay


                                      15.

         as a dividend as much of its after-tax profits as are available for distribution. Such dividend shall be declared and paid by the Company once approved by the Shareholders.

9.2 The Shareholders and the Board shall procure (insofar as they are able by the exercise of all voting rights and powers of control available to them) that the Company shall lend and advance an amount of R250 000 per annum to the Empowerment Trust annually in advance in January each year until such time as the income of the Empowerment Trust equals or exceeds an amount of R250 000 per annum. The loan shall be interest free. The loan shall be repaid by the Empowerment Trust to the Company, by the Company setting-off the amount lent and advanced against the amount of dividends declared and to be paid by the Company to the Empowerment Trust or so much of the amount lent and advanced as equates to the amount of the dividends declared and to be paid by the Company to the Empowerment Trust, until the total amount lent and advanced has been repaid in full.

10. INSURANCE

   The Board shall procure that the Company takes out and maintains insurance to ensure that the Company's assets and operations are at all times adequately insured against risks which are usually insured against.

11. RIGHTS OF PRE-EMPTION

11.1 In the absence of any agreement in writing to the contrary, any original shares for the time being unissued and any new shares from time to time created in the Company shall before issue be offered to the Shareholders in proportion, as nearly as the circumstances admit, to the number of the existing shares held by them. The offer (which may not be ceded or renounced either in whole or in part without the consent of all Shareholders) shall be made by notice from the Board specifying the number of shares offered, the terms and conditions under which they are offered and limiting the time (which shall not be less than 15 days) when the offer, if not accepted, will be deemed to be declined.


                                      16.

11.2 Notwithstanding anything to the contrary contained in this Agreement or in the Company's memorandum or articles of association for the time being and unless otherwise agreed to in writing by all Shareholders -

11.2.1 a Shareholder shall not pledge, cede or otherwise burden or encumber its shares in the Company without the prior written consent of the other Shareholder;

11.2.2 a Shareholder may not sell, donate, alienate or otherwise dispose of or transfer (hereinafter collectively referred to as "SELL") any of the shares held by it in the Company save in accordance with the provisions of this clause;

11.2.3 if such Shareholder is indebted to the Company, that Shareholder may sell any of the shares held by it in the Company, only if it simultaneously repays to the Company all amounts owed by it to the Company.

11.3 Subject to the other provisions of this Agreement, a Shareholder proposing to sell all or part of his shares in the Company shall at the same time offer to sell all or a portion of that Shareholder's claims on loan account against the Company, if any, at face value. The portion of the claims on loan account to be offered for sale shall be the same percentage of the selling Shareholder's total claims on loan account as the shares offered for sale are of the selling Shareholder's total shareholding in the Company. Any person accepting an offer of shares for sale shall at the same time accept the offer of the claim on loan account.

11.4 A Shareholder wishing to sell or otherwise dispose of all or part of its shares in the Company (THE OFFEROR) shall serve notice in writing upon the Company of his intention to sell its shares (THE offer) and shall deliver the share certificates and signed share transfer forms in respect of the shares concerned (THE IDENTIFIED SHARES) together with the notice.

11.5     The notice shall specify:

11.5.1 the purchase price per share at which the offeror is prepared to sell the identified shares;


                                      17.

11.5.2 the value of the pro rata portion of the offeror's claims on loan account linked to the identified shares;

11.5.3      whether the offer is capable of acceptance in whole or in part;

11.5.4 any other terms and conditions upon which the offeror is prepared to sell his shares; and

11.5.5      if applicable, the identity of any interested third party.

11.6 The Company, on behalf of the offeror, shall first offer the identified shares to the remaining Shareholder. The offer shall remain open for acceptance for 30 days from the date it is given. Acceptance shall be given in writing within this 30 day period (THE FIRST PERIOD).

11.7 Subject to this clause 11, if at the expiry of the first period, the remaining Shareholder does not accept the offer, then the offeror shall be entitled to require the Company to take steps to dispose of such of the identified shares in respect of which the offer was not accepted by the other Shareholder, to a third party, provided that -

11.7.1 none of the terms and conditions of the disposal is more favourable to the third party than the equivalent term or condition specified in any offer to the Shareholders;

11.7.2 the offer is accepted by the third party within 30 days of the expiry of the offer to the remaining Shareholder referred to in 11.6;

11.7.3      the third party becomes a party to this Agreement;

11.7.4 the remaining Shareholder does not object, on reasonable grounds, to the third party; and

11.7.5 the third party undertakes in writing to indemnify the disposing Shareholder against any claim which may be made against the disposing Shareholder by any party pursuant to a guarantee, suretyship or indemnity referred to in clause 18 or in respect of any cause of action arising after the date of sale in respect of the disposing Shareholder's liability as surety or guarantor for any of the obligations of the Company or its subsidiaries. The parties will, however, use their best endeavours


                                      18.

            to procure that the third party will be accepted in the place of the offeror in respect of any guarantee, suretyship or indemnity, and that such offeror be released as a guarantor, surety or indemnifier.

11.8 If upon the expiry of the offer period referred to in 11.7.2, the aggregate of the shares for which an offer has been received is less than the aggregate of the identified shares, the offeror may, within fourteen days, elect to withdraw the offer, in which case the offer will be deemed to be withdrawn and the offeror shall be entitled to retain all the identified shares.

11.9 Notwithstanding the provisions of this clause 11, a shareholder shall be entitled to transfer its shares (in whole or in part) to an Affiliate of the Shareholder (THE TRANSFEREE) provided that:

11.9.1 the Transferee delivers a written undertaking, in a form and substance reasonably acceptable to the other Shareholder, to be bound by the provisions of this Agreement;

11.9.2 the original Shareholder (THE TRANSFEROR) delivers to the other Shareholder a written agreement binding itself as surety and co-principal debtor for the due fulfilment by the Transferee of all its obligations under this Agreement; and

11.9.3 if the Transferee ceases for any reason to be an Affiliate of the Transferor then the shares shall be transferred back to the Transferor. Should the Transferee fail, within a reasonable period after ceasing to be an Affiliate of the Transferor, to transfer the shares to the Transferor, any director of the Company for the time being is irrevocably authorised to sign all documents and do all things necessary to effect such transfer.

11.10 The transferee of any shares and loan accounts acquired pursuant to this clause 11, shall pay the stamp duty and any other similar duties payable in respect of such acquisition.

12. COMPULSORY OFFERS FOR SALE

12.1 If a Sale Event occurs in relation to a Shareholder then that Shareholder will be deemed on the day immediately preceding the Sale Event to have offered to sell its shares in and claims on loan account against the Company for sale


                                      19.

         to the remaining Shareholder, in accordance with 11 but at a price determined in accordance with 12.2.

12.2 The price at which shares shall be offered pursuant to 12.1 shall be the fair market value at the date of the relevant Sale Event as agreed between the offeror and the remaining Shareholder. Failing such agreement within seven days of the relevant Sale Event, a determination as to the price shall be made by an independent chartered accountant in public practice of not less than 10 years' standing. The identity of such chartered accountant will be determined by agreement between the parties, or failing such agreement the chartered accountant will be nominated by the President for the time being of the South African Institute of Chartered Accountants (or its successor in title) provided that such chartered accountant shall be a partner or director of one of South Africa's major accounting firms.

12.3 In making his determination the chartered accountant will have regard to factors which he considers relevant. The chartered accountant will be deemed to be acting as an expert and not as an arbitrator in making the determination and his decision will, in the absence of manifest error, be final and binding on the parties. The costs of the chartered accountant in making the determination will be borne by the Shareholders in equal shares. The value attributed to the claims on loan account shall in all cases be the face value thereof.

12.4 Any disputes as to the calculation of the purchase price pursuant to the above shall be settled in accordance with 22.

13. THE PURCHASE PRICE AND TRANSFER OF SHARES

13.1 The purchase price in respect of a sale of shares pursuant to clauses 11 or 12 shall be payable in cash, free of bank and other charges at the Company's registered office within seven days from the expiry of the 30 day period referred to in clause 11.6 or the seven day period referred to in 12.2 or such other period as may be set out in the offer, and against completion of the following matters by the offeror:


                                      20.

13.1.1 the delivery of the share certificates in respect of the shares purchased together with such transfer forms as may be required to transfer them to the offeree or his nominee;

13.1.2 the delivery to the Company of a written cession of the loan account, or any part thereof purchased;

13.1.3 the written resignation of all directors appointed by the disposing Shareholder to the Board if all the offeror's shares in the Company have been disposed of, or such number of directors as are necessary to ensure that the number of directors appointed by the disposing Shareholder is in proportion to its shareholding after the disposal, pursuant to clause 6.2 above.

13.2 Should the offeror fail, within a reasonable period after the expiry of the seven day period referred to in clause 13.1, to deliver or procure the delivery of the shares to the offerees, upon 14 days' written notice to the offeror, any director of the Company for the time being shall be irrevocably authorised to sign all documents and do all things necessary to effect the transfer of the shares against receipt of the purchase price on behalf of the offeror.

14. CHANGE IN EMPOWERMENT CHARTER AND/OR LEGISLATION

    In the event that the South Africa Government introduces any amendments, adjustments or changes to the Empowerment Charter for the Freight Forwarding and Clearing Industry or introduces any new empowerment charter, legislation or regulations or that the practice in respect of black economic empowerment changes, any of which:

14.1 have the effect of no longer requiring the Company to be black economic empowered or of reducing the criteria for the Company to be black economic empowered, then the Empowerment Trust undertakes to sell to Pyramid Freight so much of its shareholding in the Company as Pyramid Freight may determine on written notice to the Empowerment Trust. The purchase price per share will be calculated in accordance with the following formula:

            x multiplied by the percentage of the share capital (as a percentage of the total issued share capital of the Company) to be acquired;


                                      21.

            where:

            x = z multiplied by y;

            where for purposes of the above formula:

            y = 50% of the average trade weighted price earnings multiple of UTi Worldwide Inc as per UTi Worldwide Inc's listing on NASDAQ for the 30 day period immediately preceding the date of the notice referred to in 14.1, subject to a maximum of 12; and

            z = the aggregate of the weighted attributable audited earnings (before minorities) of the Company over the reporting periods set out below with the weightings set out below:

                REPORTING PERIOD         PERIOD OF EARNINGS                 WEIGHTING FACTOR
                ----------------         ------------------                 ----------------
                Period 1                 Last four completed and            3/6
                                         reported quarters prior to
                                         date of notice referred to
                                         in 14.1

                Period 2                 4 quarters prior to period 1       2/6

                Period 3                 4 quarters prior to period 2       1/6

            Any disputes as to the calculation of the purchase price of the shares pursuant to 14.1, shall be settled in accordance with 22. Payment of the purchase price for the shares will be made within seven days after the determination of the purchase price against:

14.1.1 delivery of the share certificates in respect of the shares purchased, together with share transfer forms as may be required to transfer them to Pyramid Freight;


                                      22.

14.1.2 the written resignations of the Empowerment Trust's nominees to the Board in the same proportions as referred to in clause 13.1.3; and

14.1.3 the appointment of nominees of Pyramid Freight to the Board of the Company, if Pyramid Freight so requires.

            The claims of the Empowerment Trust on loan account against the Company, if any, shall become due and payable on the effective date (which will be the date on which the purchase price is paid) of the acquisition pro rata to the shares acquired by Pyramid Freight;

14.2 have the effect directly or indirectly reducing the status of the Empowerment Trust as a black economic empowerment entity and thus affecting the status of the Company as not being black economic empowered, the Empowerment Trust undertakes to sell so much of its shareholding in the Company at the then fair market value of such shareholding as determined by the auditors of the Company to another black economic empowerment entity nominated by Pyramid Freight so as to ensure that the Company retains its black economic empowered status. The black economic empowerment entity will be required to become a party to this Agreement or an amendment to this Agreement;

14.3 have an effect on the Company's ability to comply with the empowerment criteria of such empowerment charter, legislation, regulations or practice, other than in the circumstances set out in 14.1 and 14.2, the Shareholders agree that they will meet to negotiate in good faith changes to this Agreement and/or their individual shareholding in the Company (including but not limited to dilution of shareholding) so as to enable the Company to comply with such amendments, adjustments or changes to the Empowerment Charter for the Freight Forwarding and Clearing Industry or any new empowerment charter, legislation or regulations or any new empowerment practice. If the Shareholders are unable to reach agreement within 30 (thirty) Business Days after a Shareholder has called for the negotiations to take place pursuant to this clause, the dispute will be referred to arbitration in terms of 22.


                                      23.

15. RESTRAINT

15.1 The Empowerment Trust undertakes to Pyramid Freight and to the Company throughout the existence of this Agreement and for a period of two years after it ceases to be a Shareholder in the Company, it will not (and it will procure that its respective Affiliates will not):

15.1.1 without the prior written consent of Pyramid Freight and the Company and whether directly or indirectly, compete with the Company in the fields of activity referred to in clause 15.2 within the areas of restraint set out in clause 15.3;

15.1.2 solicit or induce others to solicit, directly or indirectly, any clients of the Company for the purpose of inducing them to cease doing business with the Company; or

15.1.3 persuade, induce, encourage or procure any employee employed by the Company to become employed by or interested, directly or indirectly, in any manner whatsoever in any business which is in competition with the business carried on by the Company, or terminate his employment with the Company or furnish any information or advice, acquired by the employee as a result of his employment by the Company, to any unauthorised person.

15.2 The fields of activity in respect of which the restraint applies will be the Business and the business actively carried on by the Company during the existence of this Agreement and at the time that the Empowerment Trust ceases to be a shareholder of the Company.

15.3 The area of restraint referred to in this clause shall be the Republic of South Africa and each province in the Republic of South Africa (as a separate restraint in each province).

15.4     Empowerment Trust acknowledges:

15.4.1 that the customers and clients of the Company are or could be drawn from all of the areas in which the restraint is to be operative;


                                      24.

15.4.2 that Pyramid Freight and the Company would suffer substantial damage if it were to operate a business in the field of activity in respect of which it is restrained from competing with the Company, within the area to which, and during the time in which, the restraint is to be operative;

15.4.3 that the restraint is the minimum restraint required by the Company and Pyramid Freight to protect themselves against unfair competition;

15.4.4 that if Empowerment Trust were not prepared to agree to the restraints set out in this clause the parties would not have entered into this Agreement on these terms and that in the circumstances it is fair and reasonable, and necessary for the protection of the Company's interests that it should be restrained in the manner set out in this clause.

15.5 Should the reasonableness of any of the provisions set out in this clause at any time be disputed, then the onus of proving that the provision is unreasonable will rest on the party making such allegation.

15.6 Each and every restraint contained in this clause is separate and divisible from every other restraint in this clause and from any other restraint so that if one of the restraints is or becomes unenforceable for any reason that restraint will be severable and will not affect the validity of any other restraint contained in this clause or otherwise.

15.7 Insofar as the restraints are considered by the parties to be reasonable in all the circumstances, they agree that if the restraints, taken together, are adjudged to go beyond what is reasonable in all the circumstances but would be adjudged reasonable if part or parts of the wording of the restraints were deleted, the restraints will apply with such words deleted.

15.8 The restraints contained in this clause will be capable of being enforced by Pyramid Freight or by the Company.


                                      25.

16. ADMISSION OF NEW MEMBERS

    Subject to clause 11 (rights of pre-emption), the Shareholders may from time to time agree to admit third parties as additional shareholders in the Company, provided that:

16.1 no third party shall be admitted as a shareholder in the Company unless unanimously agreed to in writing by all Shareholders;

16.2 no third party shall be entitled to become a shareholder in the Company unless and until such third party has signed this Agreement, or an amendment of this Agreement.

17. FINANCIAL INFORMATION

17.1     The Shareholders will procure that the Board ensures that:

17.1.1      the Company complies with the reporting requirements of UTi
            Worldwide Inc;

17.1.2 audited financial statements will be prepared as soon as possible after each financial year end but in any event by not later than 180 days after the financial year end of the Company;

17.1.3 monthly management accounts will be prepared for delivery to the Shareholders as soon as possible after each month end;

17.1.4 monthly information summaries as may be required by the Shareholders are prepared and furnished to the Shareholders; and

17.1.5 an annual budget shall be prepared prior to the commencement of each financial year for acceptance by the Board.

17.2 The Shareholders shall each be entitled to examine during normal business hours the books and accounts kept by the Company and to be supplied by the Company with all relevant information in addition to that listed in clauses 17.1.1 to 17.1.5, including, without limitation, operating statistics and such other trading and financial information in such form as they may reasonably require, to keep them properly informed about the Business of the Company


                                      26.

         and generally to protect their interests, and to make such copies thereof or extracts therefrom, as such Shareholder deems fit.

18. GUARANTEES, SURETYSHIPS AND INDEMNITIES

    No Shareholder shall issue any guarantee, suretyship or indemnity to third parties for the obligations of the Company or any of its subsidiaries, which shall in any way bind the Shareholders jointly and severally, unless such suretyship, guarantee or indemnity is furnished with the prior written consent of the other Shareholders, in which event, notwithstanding any individual liability in terms of such guarantee, suretyship or indemnity, the Shareholders who consent to the issue of such guarantee, suretyship or indemnity shall bear any loss or damage arising out of or in connection with the guarantee, suretyship or indemnity in the same ratio in which they hold shares in the Company at the time that the guarantee, suretyship or indemnity was given. The Company and the Shareholders indemnify each other accordingly.

19. SUPPORT

    The Shareholders undertake at all times to do all such things, perform all such actions and take such steps (including in particular the exercise of their voting rights in the Company) and to procure the doing of all such things, the performance of all such actions and taking of all such steps as may be open to them and necessary for or incidental to the putting into effect and maintenance of the provisions of this Agreement and to promote, grow and develop the Business of the Company.

20. CONFLICT WITH ARTICLES OF ASSOCIATION

20.1 The Shareholders undertake forthwith hereafter to take all such steps and do all such things as may be necessary to ensure that the memorandum and articles of association of the Company reflect, insofar as may be appropriate, the provisions of this Agreement.

20.2 Should any conflict arise between the articles of association of the Company and the provisions of this Agreement, the provisions of this Agreement will prevail.


                                      27.

21. CONFIDENTIALITY

21.1 The parties to this Agreement acknowledge that each of them wishes to retain strict confidentiality regarding the contents of this Agreement.

21.2 Each party therefore undertakes to the other to treat all negotiations, the content and subject of this Agreement, and any other matters relating to this Agreement, in strict confidence and not to disclose any provisions of this Agreement to any third party (other than that party's holding company) without the prior written consent of the other party, except where it is necessary to do so:

21.2.1      to enforce the provisions of this Agreement;

21.2.2 to comply with statutory obligations or with the requirements of a competent government authority or registered stock exchange.

21.3 The obligation to maintain confidentiality shall not apply to information which was in the public domain prior to its disclosure by a party to this Agreement.

22. ARBITRATION

22.1     REFERRAL TO ARBITRATION

         Subject to clause 22.10, any dispute of whatever nature in respect of or arising from or pursuant to this Agreement or its termination, including, without limitation, any dispute as to:

22.1.1      the formation or existence of this Agreement;

22.1.2      the implementation of this Agreement;

22.1.3 the interpretation or application of any of the provisions of this Agreement;

22.1.4 the respective rights and obligations of the Parties in terms of or arising out of this Agreement or its breach or termination;

22.1.5 the validity, enforceability, rectification, termination or cancellation or alleged cancellation, whether in whole or in part, of this Agreement;


                                      28.

22.1.6      any documents furnished by any of the parties to this Agreement; or

22.1.7 the amount of any damages which may be suffered under this Agreement or which relate in any way to any matter affecting any of the interests of all or any of the parties in terms of this Agreement shall, unless resolved among the parties to the dispute within 30 days following delivery of written notice by a party to the other parties of the nature of the dispute, be referred in the first instance at the request of any of the parties for mediation to the Managing Directors and the trustee nominated by the trustees for the time being of the Empowerment Trust for this purpose. If the dispute has not been resolved through the mediation of the Managing Directors and the trustee nominated by the trustees for the time being of the Empowerment Trust for this purpose within 10 Business Days of its being referred to them then the dispute will be determined by arbitration in accordance with the provisions of this clause 22.

22.2     IDENTITY OF ARBITRATOR

         The arbitrator shall:

22.2.1 if the matter in issue is primarily an accounting, tax or financial matter, be an independent auditor in public practice agreed upon between the Parties to the dispute, or failing such agreement within seven Business Days after any of the Parties has called for the dispute to be referred to arbitration, nominated from amongst the four largest accounting firms in South Africa by the President for the time being of the South African Institute of Chartered Accountants (or its successor);

22.2.2 if the matter in issue is primarily a legal matter, be a practising senior counsel or attorney of not less than 10 years standing, in practice in Johannesburg or Sandton, agreed upon between the Parties to the dispute or failing such agreement within seven Business Days after any of the Parties has called for the dispute to be referred to arbitration, nominated by the President for the time being of the Law Society of the Northern Provinces or, if that body does not then exist, the president for the time being of the body having jurisdiction over attorneys practising in Johannesburg;


                                      29.

22.2.3      if the matter in issue does not fall within the scope of clauses
            22.2.1 or 22.2.2, be such independent person with appropriate knowledge, experience or skill in relation to the matter in issue, agreed upon between the Parties to the dispute or failing such agreement within seven Business Days after any of the Parties has called for the dispute to be referred to arbitration, nominated by the President for the time being of the South African Institute of Chartered Accountants.

22.3     VENUE

         The place of the arbitration will be Johannesburg or Sandton and the language of the arbitration and of the arbitration award will be English.

22.4     PROCEDURES

         In making a determination:

22.4.1 the arbitrator shall be bound to follow the general principles of law, in regard to the substantive issue in question but no strict rules of evidence or any legal formalities or procedures need be observed or be taken into account by him in arriving at his decision, provided, however, that natural justice shall apply;

22.4.2 the arbitrator shall be vested with entire discretion as to the procedure and manner to be followed in arriving at his decision, provided that any party to the dispute shall be entitled to call any witnesses whose evidence may be allowed in chief and who may be cross-examined by or on behalf of any of the parties; and

22.4.3      the arbitrator shall be entitled:

22.4.3.1 to investigate or cause to be investigated any matter, fact or thing which he considers necessary or desirable in connection with any issue in question and in particular to require the parties to the dispute to make full and complete discovery of documents; and

22.4.3.2 to interview and question under oath any witnesses and any executive or other employee of any of the parties and/or any director or officer thereof.


                                          30.

22.5     TIME FOR DECISION

         The parties shall use their best endeavours to cause the decision of the arbitrator to be given within 90 days after the referral to him.

22.6     COSTS AND EXPENSES

         The arbitration award shall include a determination with respect to costs and expenses of the arbitration.

22.7     FINAL AND BINDING EFFECT

         The arbitrator's decision, including his decision in relation to costs, shall be final and binding on all parties affected thereby, shall be carried into effect and may be made an order of any competent court at the instance of any of the parties.

22.8     CONSENT

         This clause 22 constitutes an irrevocable consent by the parties to any proceedings in terms hereof and none of the parties shall be entitled to withdraw therefrom or to claim at any such proceedings that it is not bound by this clause 22.

22.9     SEVERABILITY

         This clause 22 is severable from the rest of this Agreement and shall remain in effect even if this Agreement is terminated for any reason.

22.10    INJUNCTIVE RELIEF

         The provisions of this clause 22 shall not preclude any party from instituting any proceedings for an injunction or an interdict or similar relief or any action where urgent relief may be required in a court of competent jurisdiction and unless immediate relief is obtained, the party will suffer irreparable harm and have no adequate remedy under this Agreement or in law.


                                      31.

23. MISCELLANEOUS MATTERS

23.1     ADDRESSES AND NOTICES

23.1.1 For the purposes of this Agreement, including the giving of notices and the serving of legal process, the parties choose domicilium citandi et executandi (DOMICILIUM) at -

23.1.1.1       Pyramid Freight:

               2 Protea Road (cnr North Reef Road)
               Bedfordview
               2007

               telefax no: 011 457 2606

23.1.1.2       Empowerment Trust:

               2 Protea Road (cnr North Reef Road)
               Bedfordview
               2007

               telefax no: 011 457 2606;

23.1.1.3       the Company:

               2 Protea Road (cnr North Reef Road)
               Bedfordview
               2007

               telefax no: 011 457 2606.

23.1.2 Any party may at any time change that party's domicilium by notice in writing to another address, provided that the new domicilium consists of, or includes, a physical address at which process can be served.

23.1.3      Any notice given in connection with this Agreement shall -

23.1.3.1       be delivered by hand; or

23.1.3.2       be sent by prepaid registered post; or

23.1.3.3 be sent by telefax (if the domicilium includes a telefax number) to the domicilium chosen by the party concerned.


                                      32.

23.1.4 A notice given as set out above shall be deemed to have been duly given -

23.1.4.1       if delivered, on the date of delivery; or

23.1.4.2       if sent by post, 14 days after posting; or

23.1.4.3 if sent by telefax, on the Business Day that the telefax is transmitted, except that any telefax transmitted after 16:30 shall be deemed to have been received on the following Business Day.

23.2     ENTIRE CONTRACT

         This Agreement contains all the express provisions agreed on by the parties with regard to the subject matter of the Agreement and the parties waive the right to rely on any alleged express provision not contained in the Agreement. This Agreement supersedes any and all prior agreements, whether in writing or oral.

23.3     NO REPRESENTATIONS

         A party may not rely on any representation which allegedly induced that party to enter into this Agreement, unless the representation is recorded in this Agreement.

23.4     VARIATION, CANCELLATION AND WAIVER

         Any contract varying, adding to, deleting from, novating or cancelling this Agreement, and any waiver of any right under this Agreement, shall not be effective unless reduced to writing and signed by or on behalf of the parties.

23.5     INDULGENCES

         An indulgence granted by any party to any other party shall not constitute a waiver of any of that party's rights under this Agreement; accordingly, that party shall not be precluded, as a consequence of having granted such indulgence, from exercising any rights against the other party or parties which may have arisen in the past or which may arise in the future.


                                      33.

23.6     CESSION

         A party may not cede that party's rights or delegate that party's obligations under this Agreement without the prior written consent of the other parties.

23.7     APPLICABLE LAW

         This Agreement shall be interpreted and implemented in accordance with the laws of the Republic of South Africa.

23.8     COSTS

23.8.1 Each party will bear its own legal costs of and incidental to the negotiation, preparation, settling, signing and implementation of this Agreement.

23.8.2 Any costs, including attorney and own client costs in terms of the relevant court scale of tariffs, incurred by any party arising out of the breach by any other party of any of the provisions of this Agreement shall be borne by the party in breach.

23.8.3 The stamp duty on the issue of any shares pursuant to this Agreement, if any, shall be borne by the Company.

23.9     SEVERANCE

         If any provision or warranty contained in this Agreement is rendered void, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or warranties shall not in any way be affected or impaired.

23.10    CO-OPERATION

         All of the parties undertake to do all things necessary for the implementation of this Agreement and they also undertake to sign all documents and complete all formalities necessary and proper to give effect to the content and intention of this Agreement.


                                      34.

23.11    NO PARTNERSHIP OR AGENCY

         This Agreement will not be deemed to constitute a partnership between the parties, nor to constitute a party as the agent of the other party for any purpose whatsoever except as expressly provided in this Agreement.

23.12    COUNTERPARTS

         This Agreement may be executed in any number of counterparts by the parties to this agreement and once each party to this agreement has signed a counterpart, each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. Any such counterpart may be a facsimile transmission copy thereof.



Signed at Bedfordview   on   6, December                                   2004.


/s/ Damian McCann                              /s/ Matthys J. Wessels
----------------------------------------       -------------------------------


WITNESS                                         FOR AND ON BEHALF OF PYRAMID
                                                FREIGHT (PROPRIETARY)
                                                LIMITED DULY AUTHORISED THERETO


Signed at Illovo       on   6, December                                    2004.

/s/ Lindi Marais                                /s/ Mangiliso Mpshali
----------------------------------------        -------------------------------


WITNESS FOR AND ON BEHALF OF THE TRUSTEES FOR THE TIME BEING OF THE UTi EMPOWERMENT TRUST DULY AUTHORISED THERETO


Signed at Johannesburg on   6, December                                    2004.


/s/ Merilyn Gardner                             /s/ Gordon C. Abbey
----------------------------------------        -------------------------------


WITNESS                                         FOR AND ON BEHALF OF UTi SOUTH
                                                AFRICA (PROPRIETARY) LIMITED
                                                DULY AUTHORISED THERETO


                                       35.